Exhibit 3
Names and addresses of the Underwriters of the Republic of Italy’s
5.25% Notes due September 20, 2016

Underwriters’ Addresses in relation to the Republic of Italy’s US$3,000,000,000
5.25% Notes due September 20, 2016

Citigroup Global Markets Inc.	388 Greenwich Street
New York, NY 10013
U.S.A.

Goldman Sachs International	Peterborough Court
133 Fleet Street
London EC4A 2BB
England

J.P. Morgan Securities Limited	125 London Wall
London EC2Y 5AJ
England

BNP Paribas Securities Corp.	787 Seventh Avenue
New York, NY 10019
U.S.A.

Credit Suisse Securities (Europe) Limited	One Cabot Square
London, E14 4QJ
England

Deutsche Bank AG, London Branch	Winchester House
1 Great Winchester Street
London, EC2N 2DB
England

Lehman Brothers International (Europe)	25 Bank Street
Canary Wharf
London E14 5LE
England

Merrill Lynch International	Merrill Lynch Financial Centre
2 King Edward Street
London EC1A 1HQ
England

Morgan Stanley & Co. International Limited	20 Cabot Square
Canary Wharf
London E14 4QW
England

UBS Limited	1 Finsbury Avenue
London EC2M 2PP
England